Exhibit 10(a)(iii)
SERVICE AGREEMENT

between

TRANSCONTINENTAL GAS PIPE LINE CORPORATION

and

SOUTH JERSEY RESOURCES GROUP, LLC

Effective:
May 1, 2006

SERVICE AGREEMENT UNDER RATE SCHEDULE WSS-OPEN ACCESS

THIS AGREEMENT entered into this FIRST day of MAY, 2006, by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereinafter referred to as "Seller", first party, and SOUTH JERSEY RESOURCES GROUP, LLC, a Delaware corporation, hereinafter referred to as "Buyer", second party,

WITNESSETH:

WHEREAS, Seller has made available to Buyer storage capacity from its Washington Storage Field under Part 284 of the Commission's Regulations; and Buyer desires to purchase and Seller desires to sell natural gas storage service under Seller's Rate Schedule WSS-Open Access as set forth herein;

NOW, THEREFORE, Seller and Buyer agree as follows:

ARTICLE I
SERVICE TO BE RENDERED

Subject to the terms and provisions of this agreement and of Seller's Rate Schedule WSS-Open Access, Seller agrees to inject into storage for Buyer's account, store and withdraw from storage, quantities of natural gas as follows:

To withdraw from storage up to a maximum quantity on any day of 51,837 dt, which quantity shall be Buyer's Storage Demand Quantity, or such greater daily quantity, as applicable from time to time, pursuant to the terms and conditions of Seller's Rate Schedule WSS-Open Access.

To receive and store up to a total quantity at any one time of 4,406,135 dt, which quantity shall be Buyer's Storage Capacity Quantity.

ARTICLE II
POINT(S) OF RECEIPT AND DELIVERY

The Point of Receipt for injection of natural gas delivered to Seller by Buyer and the Point of Delivery for withdrawal of natural gas delivered by Seller to Buyer under this agreement shall be Seller's Washington Storage Field located at Seller's Station 54 in St. Landry Parish, Louisiana.  Gas delivered or received in Seller's pipeline system shall be at the prevailing pressure not to exceed the maximum allowable operating pressure.

SERVICE AGREEMENT UNDER RATE SCHEDULE WSS-OPEN ACCESS
(Continued)

ARTICLE III
TERM OF AGREEMENT

This agreement shall be effective May 1, 2006 and shall remain in force and effect until October 31, 2017, and year to year thereafter, subject to termination by either party upon six (6) months written notice to the other party.

ARTICLE IV
RATE OF SCHEDULE AND PRICE

Buyer shall pay Seller for natural gas service rendered hereunder in accordance with Seller's Rate Schedule WSS-Open Access, and the applicable provisions of the General Terms and Conditions of Seller's FERC Gas Tariff as filed with the Federal Energy Regulatory Commission, and as the same may be amended or superseded from time to time. Such Rate Schedule and General Terms and Conditions are by this reference made a part hereof. In the event Buyer and Seller mutually agree to a negotiated rate pursuant to the provisions of Section 53 of the General Terms and Conditions and specified term for service hereunder, provisions governing such negotiated rate (including surcharges) and term shall be set forth on Exhibit A to the service agreement.

ARTICLE V
MISCELI.ANEOUS

1. The subject headings of the Articles of this agreement are inserted for the purpose of convenient reference and are not intended to be a part of this agreement nor to be considered in any interpretation of the same.

2. This agreement supersedes and cancels as of the effective date hereof the following contracts between the parties hereto:  None.

SERVICE AGREEMENT UNDER RATE SCHEDULE WSS-OPEN ACCESS
(Continued)

3. No waiver by either party of any one or more defaults by the other in the performance of any provisions of this agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.

4. This agreement shall be interpreted, performed and enforced in accordance with the laws of the State of Texas.

5. This agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective officers or representatives thereunto duly authorized.

                            TRANSCONTINENTAL GAS PIPE LINE CORPORATION

                                            BY /s/ Paul F. Egner, III
                            (Seller)
                        Paul F. Egner, III
                        Director, Customer Services

                                            SOUTH JERSEY RESOURCES GROUP, LLC

                                            BY /s/ Ken DePriest
                        (Buyer)
                        Ken DePriest
                        Vice President

SERVICE AGREEMENT UNDER RATE SCHEDULE WSS-OPEN ACCESS
(Continued)

EXHIBIT A

Specification of Negotiated Rate and Term

None